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                                                                    EXHIBIT 99.1

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 PRESS RELEASE           PRESS RELEASE        PRESS RELEASE        PRESS RELEASE
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GLOBAL PREFERRED HOLDINGS, INC.                           FOR IMMEDIATE RELEASE

CONTACT:  Bradley Barks                                     PHONE: 770/248-3531
www.gphre.com

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                   GLOBAL PREFERRED HOLDINGS, INC. ANNOUNCES
                             SECOND QUARTER RESULTS

         ATLANTA August 20, 2003 - Global Preferred Holdings, Inc. reported net income of $437,000, or $0.11 per share for the quarter ended June 30, 2003. This represents a decrease of $386,000, or 47%, from $823,000, or $0.20 per share in the same period a year ago. The decline in net income is largely the result of policy holder fund values declining over the last year, reflecting the returns of the equity market as a whole, combined with an increase in operating expenses and offset by a decrease in death claims.

         Although the equity markets showed improvement in second quarter, the levels of the major indices are still well below those of a year ago, which resulted in lower fee income for the second quarter of 2003 as compared to the same period in 2002. Operating expenses for the second quarter of 2003 increased $251,000 from the same quarter a year ago due primarily to implementation of growth initiatives. Death claims were $183,000 lower in second quarter than the same quarter in 2002 due to normal fluctuations inherent in death claim experience.

         "This quarter, we saw the environment start to improve," commented Ed McKernan, president and CEO of Global Preferred. "Even though results were essentially flat as compared to first quarter, I am very encouraged by a number of positive trends. Should fund values continue to grow, we would expect to see a positive impact on revenues over the balance of the year. Similarly, while death claim experience improved this quarter as compared to a year ago, our historical experience suggests that we should expect lower death claims over the long term. In addition, as we continue our cost control efforts, we expect to see a decrease in operating expenses from current levels during the last half of 2003. We


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continue to see positive cash flow from our reinsurance business and we saw tangible results from our marketing efforts as we recorded revenue from the first of our advisory engagements this quarter.

         "The markets continue to be difficult and valuations for many companies are depressed. We continue to be focused on increasing the value of the company for our stockholders by adding new product and service capabilities, and nurturing new client relationships."

ABOUT GLOBAL PREFERRED HOLDINGS, INC.

         Global Preferred Holdings, Inc., whose executive offices are located in Duluth, Georgia, is the parent of Global Preferred Re Limited, a Bermuda life reinsurer. As of June 30, 2003, Global Preferred Re reinsured 300,000 life insurance policies, riders and annuity contracts which accounted for life insurance policies with an aggregate face value of $8.0 billion and aggregate annuity contract benefits of approximately $237 million.

FORWARD-LOOKING STATEMENTS

         Certain statements in this news release may contain forward-looking statements within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933.

         All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

         We have described some important factors that could cause our actual results to differ materially from our expectations in "Factors that may Affect Future Results of Operations" included as Exhibit 99.3 in our Annual Report on Form 10-K for the year ended December 31, 2002. You should carefully review these risks and additional risks described in other documents we file from time to time with the Securities and Exchange Commission, including quarterly reports on the Form 10-Q. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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                        GLOBAL PREFERRED HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS



                                                                                  DECEMBER 31,            JUNE 30,
                                                                                      2002                 2003
                                                                                  ------------        ------------
                                Assets                                                                 (Unaudited)
Fixed maturity securities - available for sale (amortized cost of
   $2,673,762 and $3,064,706 for 2002 and 2003, respectively) .............       $  2,798,190        $  3,196,467
Cash and cash equivalents .................................................         15,858,256          22,102,241
Investment income due and accrued .........................................             80,882              70,274
Accounts receivable .......................................................            215,500                --
Reinsurance balances receivable ...........................................          3,078,949           1,958,144
Reinsured policy loans ....................................................          1,115,994           1,176,160
Deferred acquisition costs ................................................         49,850,309          47,972,317
Prepaid expenses ..........................................................            888,662             784,707
Current income tax recoverable ............................................            172,500             125,185
Fixed assets (net of accumulated depreciation of $240,439 and
   $288,204 for 2002 and 2003, respectively) ..............................            215,095             167,330
                                                                                  ------------        ------------
         Total assets .....................................................       $ 74,274,337        $ 77,552,825
                                                                                  ============        ============
                 Liabilities and Stockholders' Equity
Liabilities:
   Future policy benefits .................................................       $ 16,923,775        $ 18,939,147
   Reinsurance balances payable ...........................................             42,130                --
   Accrued expenses and accounts payable ..................................            473,636             462,319
   Accrued interest payable ...............................................            158,219             156,678
   Long term debt .........................................................          5,000,000           5,000,000
   Deferred tax liability .................................................          8,354,722           8,770,146
                                                                                  ------------        ------------
         Total liabilities ................................................         30,952,482          33,328,290
                                                                                  ------------        ------------
Stockholders' equity:
   Common stock, par value $.001, 50,000,000 shares and 15,000,000 shares authorized for 2002 and 2003, respectively; 4,149,074
     shares issued for 2002 and 2003 ......................................              4,149               4,149
   Additional paid-in capital .............................................         23,326,026          23,326,026
   Accumulated other comprehensive income .................................             82,125              86,963
   Retained earnings ......................................................         19,958,822          20,856,664
   Treasury stock, at cost (7,390 shares) .................................            (49,267)            (49,267)
                                                                                  ------------        ------------
         Total stockholders' equity .......................................         43,321,855          44,224,535
                                                                                  ------------        ------------
Total liabilities and stockholders' equity ................................       $ 74,274,337        $ 77,552,825
                                                                                  ============        ============


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
                         GLOBAL PREFERRED HOLDINGS, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                                         THREE MONTHS ENDED
                                                                                             JUNE 30,
                                                                                  --------------------------------
                                                                                      2002               2003
                                                                                  ------------        ------------
Revenues:
   Premiums ...............................................................       $  4,532,290        $  4,363,568
   Reinsured policy revenues ..............................................          3,559,193           3,258,208
   Net investment income ..................................................            188,030              87,903
   Net realized gain (loss) on investments ................................               (649)                 --
   Other income ...........................................................                 --               5,506
                                                                                  ------------        ------------
     Total revenues .......................................................          8,278,864           7,715,185
                                                                                  ------------        ------------

Benefits and expenses:
   Benefits, claims and settlement expenses ...............................          2,638,067           2,455,020
   Change in future policy benefits .......................................            410,664             196,255
   Reinsurance expense allowances, net ....................................          2,124,752           2,082,273
   Amortization of deferred acquisition costs .............................          1,071,799           1,280,815
   Operating expenses .....................................................            694,751             945,390
   Interest expense .......................................................             96,904              93,493
                                                                                  ------------        ------------
     Total benefits and expenses ..........................................          7,036,937           7,053,246
                                                                                  ------------        ------------
     Income before income tax .............................................          1,241,927             661,939
   Income tax expense .....................................................           (418,688)           (225,039)
                                                                                  ------------        ------------
     Net income ...........................................................       $    823,239        $    436,900
                                                                                  ============        ============

Basic earnings per share ..................................................       $       0.20        $       0.11
                                                                                  ============        ============

Diluted earnings per share ................................................       $       0.20        $       0.11
                                                                                  ============        ============

Weighted-average common shares outstanding ................................          4,141,684           4,141,684
                                                                                  ============        ============

Total weighted-average common and common equivalent
   shares outstanding .....................................................          4,141,684           4,141,684
                                                                                  ============        ============


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